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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


     Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported) March 21, 2002


                         Commission file number: 1-11106


                                  PRIMEDIA INC.
             (Exact name of registrant as specified in its charter)


         DELAWARE                                             13-3647573
--------------------------------------------------------------------------------
(State or other jurisdiction of                            (I.R.S. Employer
incorporation or organization)                            Identification No.)


                      745 FIFTH AVENUE, NEW YORK, NEW YORK
                      ------------------------------------
                    (Address of principal executive offices)


                                      10151
                                      -----
                                   (Zip Code)


Registrant's telephone number, including area code            (212) 745-0100
                                                              --------------


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ITEM 9.           REGULATION FD DISCLOSURE

(a) A lawsuit has been filed in the Southern District of New York against PRIMEDIA Inc. and its subsidiary About, Inc. by 2 current and 32 former About "Guides" purporting to represent a class of similarly situated individuals. The suit alleges, among other things, that the Guides are improperly classified as independent contractors and that such Guides have been underpaid. In fact, since About's founding, the Guide relationships have operated as independent contractor relationships. This structure was devised with the advice of counsel and About has signed agreements with all of its Guides which set forth the terms of the independent contractor relationship. About has always complied with its obligations under these agreements and will continue to do so. PRIMEDIA and About believe that all the claims asserted in the lawsuit are completely without merit and entirely frivolous and the companies intend to defend themselves vigorously. PRIMEDIA further believes that this lawsuit is not material.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                          PRIMEDIA INC.
                                          -------------
                                          (Registrant)





Date:      March 22, 2002                   /s/  Beverly C. Chell
           -------------------            --------------------------------------
                                                        (Signature)
                                          Name:  Beverly C. Chell
                                          Title: Vice Chairman and Secretary